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                                                                   EXHIBIT 10.38

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is dated as of February 1, 1999 (the "Effective Date"), by and between KENT MANLEY, an individual resident of the State of ______________ (hereinafter referred to as the "Consultant") and LEISURE TIME CRUISE CORPORATION, a Colorado corporation (hereinafter referred to as the "Company").

         1. Services. Subject to the terms and conditions of this Agreement, the Company hereby engages Consultant to perform advisory or consultative services relating to the marketing and operation of offshore gaming vessels owned or chartered by the Company, and to advise and counsel the officers and directors of the Company with respect to the Company's "Cruise-to-Nowhere" business (the "Business"). During the term hereof, Consultant shall devote his business efforts during such period to performing consulting services relating to the Business as required from time to time by the Company.

         2. Terms and Termination. The term of this Agreement is from the Effective Date until April 30, 1999. The Company may terminate this Agreement prior to April 30, 1999 for any of the following reasons immediately upon written notice to Consultant: (i) material breach by Consultant of Consultant's obligations hereunder, (ii) Consultant's nonperformance of any of Consultant's duties and responsibilities hereunder, or (iii) gross incompetence in the performance of Consultant's duties hereunder. Upon termination or expiration of this Agreement at any time and for any reason, Consultant shall be entitled to receive only such compensation earned with respect to services rendered prior to the date of such termination of expiration.

         3. Prior to____________________. In consideration of the services rendered by Consultant hereunder, _____ such full month in which Consultant provides services to the Company hereunder, the Company will pay Consultant a consulting fee of $35,000 per month paid on the first day of each month. As an independent consultant and not an employee, Consultant acknowledges and agrees that the Company is not required to withhold any taxes from any compensation paid Consultant hereunder, or to otherwise comply with laws concerning the collection of income taxes or other employment related taxes in the course of payment of wages. Consultant releases the Company from any liability arising from the Company's failure to withhold such taxes, and Consultant shall indemnify and hold the Company harmless from all liability the Company may incur as a result of any such failure. Consultant assumes full responsibility for the payment of all such taxes including assessments imposed or required under unemployment insurance, workers' compensation, social security and income tax laws with respect to Consultant's performance of the Agreement.

         4. ___________________. Consultant acknowledges that the services Consultant is to perform pursuant to this Agreement are ___________ in nature and may not be designated or delegated by Consultant without the prior written consent of the Company, and that Consultant's rights to any monies due or to become due in accordance with the terms hereof ________________________ without the prior written consent of the Company.



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         5. Restrictions and Limitations. Consultant is retained and engaged by the Company only for the purposes and to the extent set forth in this Agreement, and during the period Consultant renders services hereunder, Consultant's relationship to the Company shall be that of an independent contractor, Consultant shall not be considered by reason of this Agreement or otherwise as having an employment relationship with the Company or as being ___________ to participate in any employment benefits enjoyed by the Company's employees. In addition, and without limiting the foregoing, Consultant shall not for any reason be or be deemed an officer, agent, shareholder, partner, joint venturer or legal representative of the Company for any purpose. Consultant shall have no authority to bind the Company by any promise or representations, whether written or oral, express or implied, made by Consultant. Consultant shall not have the right to make or enter into any contracts or agreements of any nature whatever for or on behalf of the Company.

         6. Governing Law. This Agreement is entered into and in all respects shall be interpreted, empowered and governed by and in accordance with the laws of the State of Georgia without regard to principles or conflicts of laws.

         7. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach or termination thereof shall be settled by arbitration to be held in Atlanta, Georgia, in accordance with and through the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitration shall be conducted by a single arbitrator to be selected by the AAA. All expenses of the arbitration, including reasonable attorneys' fees, shall be borne by the losing party to the arbitration or, as the case may be, shall be ________________ to properly reflect any partial prevailing or losing of the parties to the arbitration as determined by the arbitrator.

         8. Miscellaneous. This Agreement embodies the entire Agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof, which are hereby cancelled and terminated. No amendment or modification of this Agreement shall be valid or binding unless it is in writing and signed by the parties hereto. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision by the breaching party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                   THE COMPANY

                                   LEISURE TIME CRUISE CORPORATION


                                   By: /s/
                                      ------------------------------------------

                                   Title:
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                                   CONSULTANT:

                                   KENT MANLEY


                                      /s/
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